Exhibit 99.2

EyeGate Announces Randomization of First Patients in Study for Punctate Epitheliopathies

WALTHAM, MA., September 04, 2018 – EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) a clinical-stage, specialty pharmaceutical company with two proprietary platform technologies for treating diseases and disorders of the eye, today announced that the first three patients have been randomized in its study evaluating the ability of EyeGate’s Ocular Bandage Gel (OBG) to reduce corneal staining – a sign of ocular surface damage - in patients with punctate epitheliopathies (PE) due to pathologies such as dry eye.

Randomization occurs if a patient meets specific clinical criteria after a two-week qualification period and can then enter the treatment phase of the study. To date EyeGate has enrolled 34 subjects in the qualification stage and continues to enroll as 30 subjects are required to qualify for the treatment stage.

EyeGate’s other ongoing OBG study which is for patients that have large corneal defects due to photorefractive keratectomy (PRK) surgery is currently greater than 80% enrolled. Consequently, EyeGate expects to be on track for announcing top-line data on both studies in the fourth quarter of 2018.

Both studies aim to test the potential of the unique proprietary OBG technology to manage the healing of the corneal epithelium – the outer layer of the cornea – for the benefit of patients experiencing these common conditions, which can cause pain, irritation, and reduced vision.

Stephen From, CEO of EyeGate, said, “As we continue to advance the OBG platform towards commercialization, we continue to actively consider all strategic alternatives to maximize shareholder value.”

Punctate epitheliopathies (PE) are an early sign of epithelial compromise and are associated with a variety of many pathologic ocular inflammatory conditions including dry eye. PE is characterized by a breakdown or damage of the epithelium of the cornea which will stain positively with fluorescein. The endpoint of treatment is to re-epithelialize the cornea and reduce the corneal staining.

About EyeGate

EyeGate is a clinical-stage specialty pharmaceutical company focused on developing and commercializing products using its two proprietary platform technologies for treating diseases and disorders of the eye.

EyeGate’s OBG platform is based on a cross-linked thiolated carboxymethyl hyaluronic acid (CMHA-S), a modified form of the natural polymer hyaluronic acid, which is a gel that possesses unique physical and chemical properties such as hydrating and healing when applied to the ocular surface. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries including surgical trauma.

EGP-437, EyeGate’s other product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate II Delivery System. For more information, please visit www.EyeGatePharma.com.

EyeGate Social Media

EyeGate uses its website (www.EyeGatePharma.com), Facebook page (https://www.facebook.com/ EyeGatePharma/), corporate Twitter account (https://twitter.com/EyeGatePharma), and LinkedIn page (https://www.linkedin.com/company/135892/) as channels of distribution of information about EyeGate and its product candidates. Such information may be deemed material information, and EyeGate may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor EyeGate’s website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that EyeGate intends to use as a means of disclosing the information described above may be updated from time to time as listed on EyeGate’s investor relations website.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including the EyeGate OBG product and EyeGate’s EGP-437 combination product, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 2, 2018 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Joseph Green / Andrew Gibson

Edison Advisors for EyeGate Pharmaceuticals

646-653-7030 / 7719

jgreen@edisongroup.com / agibson@edisongroup.com